UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Nuveen Global Cities REIT, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

EXPLANATORY NOTE

Below is a letter Nuveen Global Cities REIT, Inc. will send to stockholders to notify them of the annual meeting and to encourage them to vote on proposals outlined in the proxy materials.

Nuveen Global Cities REIT, Inc.

Important notice for stockholders who have not yet submitted their proxy vote.

Dear Stockholder:

We recently sent you proxy materials concerning important proposals affecting your investment in Nuveen Global Cities REIT, Inc. (the “Company”), which will be considered at an Annual Meeting of Stockholders of the Company on June 28, 2024, at 9:00 a.m., Eastern Time. This letter was sent to you because you held shares in the Company on March 28, 2024, and we have not received your vote.

We encourage you to participate in the Company’s governance by returning your vote as soon as possible. If enough stockholders fail to cast their votes, the Company may not be able to hold its meeting or the vote on the proposals and will be required to incur additional costs in order to obtain sufficient stockholder participation.

The board of directors recommends that you vote “for” the proposals. Please vote using one of the following options:

1.	VOTE ONLINE

Log on to www.proxy-direct.com or scan the QR code shown on your proxy card. Please have your proxy card in hand to access your control number (located in the shaded box) and follow the on-screen instructions.

2.	VOTE BY TOUCH-TONE TELEPHONE

Call (800) 337-3503. Please have your proxy card in hand to access your control number (located in the shaded box) and follow the recorded instructions.

3.	VOTE BY MAIL

Complete, sign and date the proxy card and then return it in the enclosed postage paid envelope.

Additional information and where to find it. In connection with the Company’s 2024 Annual Meeting of Stockholders, the Company has filed relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s definitive proxy statement on Schedule 14A (the “Proxy Statement”). This letter is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or send to its stockholders in connection with its Annual Meeting of Stockholders. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING OF STOCKHOLDERS.

If you have any questions regarding the proposals, or need assistance with voting, you may call Computershare Fund Services, the Company’s proxy solicitor, toll free at 1-(866) 889-1976. View or download the Proxy Statement at: https://www.nuveen.com/gcreit/literature.

Thank you for your prompt attention to this matter. If you have already voted, we appreciate your participation.